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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 AUGUST 18, 2000




                                 ANTIGENICS INC.
             (Exact name of registrant as specified in its charter)




             DELAWARE                        000-29089                      06-1562417
(State or other jurisdiction of      (Commission file number)     (IRS employer identification
 incorporation or organization)                                              number)


                630 FIFTH STREET, SUITE 2100, NEW YORK, NY 10111
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (212) 332-4774


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ITEM 5. OTHER EVENTS.

     On August 18, 2000, Antigenics Inc., a Delaware corporation, and Aquila Biopharmaceuticals, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger pursuant to which the parties will effect a business combination through a merger of a wholly-owned subsidiary of Antigenics with and into Aquila Biopharmaceuticals. The acquisition, which will be accounted for using the purchase method of accounting, is expected to close in the fourth quarter of 2000.

Under the terms of the Agreement and Plan of Merger, upon consummation of the merger, each outstanding share of Aquila Biopharmaceuticals common stock will convert into the right to receive a 0.2898 shares of Antigenics common stock.

Consummation of the merger is subject to certain customary conditions, including, among others, the adoption of the Agreement and Plan of Merger by the Aquila Biopharmaceuticals stockholders and the receipt of regulatory approvals.

The preceding description of the Agreement and Plan of Merger is qualified in its entirety by reference to the copy of the agreement filed as Exhibit 99.1 to this Report on Form 8-K, which is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS:

Exhibit
   No.    Description
-------   -----------

99.1 Agreement and Plan of Merger, dated as of August 18, 2000, among Antigenics Inc., St. Marks Acquisition Corp. and Aquila
          Biopharmaceuticals, Inc. Filed herewith.

99.2      Press Release dated August 21, 2000. Filed herewith.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ANTIGENICS INC.


Dated: August 24, 2000                     By: /s/ Garo H. Armen
                                               ---------------------------------
                                               Garo H. Armen Ph.D., President
                                               and Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT
   NO.         DESCRIPTION
-------        -----------

99.1 Agreement and Plan of Merger, dated as of August 18, 2000, among Antigenics Inc., St. Marks Acquisition Corp. and Aquila Biopharmaceuticals, Inc. Filed herewith.

99.2           Press Release dated August 21, 2000. Filed herewith.